                                                                    Exhibit 4.15


IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                            VIVID PUBLISHING, INC.
                            1997 STOCK OPTION PLAN

                       INCENTIVE STOCK OPTION AGREEMENT
                     (Four Year Vesting with 90-Day Cliff)

     Vivid Publishing, Inc., a California corporation (the "Company"), hereby grants an option to purchase Shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1997 Stock Option Plan (the "Plan").


Date of Option Grant:
                                   --------------------------------------
Name of Optionee:
                                   --------------------------------------
Optionee's Social Security Number:
                                   --------------------------------------
Number of Shares of
Common Stock Covered by Option:
                                   --------------------------------------
Exercise Price per Share:          $
                                   --------------------------------------
Vesting Start Date:
                                   --------------------------------------

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.


Optionee:
          ---------------------------------------------------------------
                                  (Signature)


Company:
          ---------------------------------------------------------------
                                  (Signature)

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      Title:
             -----------------------------------------------------------

Attachment
----------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                             VIVID PUBLISHING, INC.
                             1997 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                     (Four Year Vesting with 90-Day Cliff)

Incentive Stock Option            This option is intended to be an incentive
                                  stock option under section 422 of the Internal
                                  Revenue Code and will be interpreted
                                  accordingly.

Vesting Your right to exercise this option vests monthly beginning on the Vesting Start Date, as shown on the cover sheet, provided, however, no portion of this option may be exercised prior to the expiration of ninety (90 days) from the Date of Grant, as shown on the cover sheet. The number of Shares which may be purchased under this option by you at the Purchase Price shall be equal to the difference between (i) the product (rounded to the nearest integer) of the number of full months of your continuous employment with the Company (including all days of any approved leaves of absence) from the Vesting Starting Date times the number of Shares covered by this option times .02083333, minus (ii) the number of Shares purchased pursuant to this Option prior to such exercise. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Company service has terminated for any reason.

                                  Notwithstanding anything to the contrary in this Agreement, the vesting of this option is conditioned upon the Company obtaining a written waiver from the Leap Group ("Leap") of any anti-dilution provisions in Leap's favor set forth in the promissory note of the Company issued to Leap on February 8, 1997, which provisions might otherwise be triggered by this option. In the event that Leap refuses in writing to provide such waiver, or otherwise attempts to assert such anti-dilution rights, this option will automatically and immediately become rescinded, null and void.

Term Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

Regular Termination               If your service as an employee of the Company
                                  (or any subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Death If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date 6 months after the date of death. During that 6-month period, your estate or heirs may exercise the vested portion of your option.

Disability                        If your service as an employee of the Company
                                  (or any subsidiary) terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date 6 months after your termination date.

                                  "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Leaves of Absence                 For purposes of this option, your service does
                                  not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether your option is entitled to ISO status, your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends unless you immediately return to active work.

                                  The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.

Restrictions on Exercise          The Company will not permit you to exercise
                                  this option if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise                When you wish to exercise this option, you
                                  must notify the Company by filing the proper
                                  "Notice of Exercise" form at the address given on the form. Your notice must specify how many
                                  Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).
                                  The notice will be effective when it is
                                  received by the Company.

                                  If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Periods of Nonexercisability      Any other provision of this Agreement
                                  notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities
                                  Act or any state securities laws, or
                                  facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

Form of Payment                   When you submit your notice of exercise, you
                                  must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                                  - Your personal check, a cashier's check or a money order.

                                  - Common Shares which have already been owned by you for any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                                  - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes                 You will not be allowed to exercise this
                                  option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option and the sale of the shares.

Restrictions on Resale            By signing this Agreement, you agree not to
                                  sell any option Shares at a time when
                                  applicable laws, regulations or Company or underwriter trading policies prohibit a sale.
                                  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the
                                  Securities Act, including the Company's
                                  initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters.

                                  In order to enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

                                  You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                                  In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company's                     In the event that you propose to sell, pledge
Right of First Refusal            or otherwise transfer to a third party any
                                  Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares.
                                  If you desire to transfer Shares acquired under this Agreement, you must give a written
                                  "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The
                                  Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The
                                  Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                                  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                                  The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

                                  The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

Right of Repurchase               Following termination of your employment for
                                  any reason, the Company shall have the right to purchase all of those Shares that you have or will acquire under this option. If the Company fails to provide you with written notice of its intention to purchase such Shares before or within 30 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such Shares shall terminate. If the Company exercises its right to purchase such Shares, the Company will consummate the purchase of such Shares within 60 days of the date of its written notice to you. The purchase price for any Shares repurchased shall be the higher of the Fair
                                  Market Value of those Shares on the date of purchase or the aggregate Exercise Price for those Shares and shall be paid in cash. The
                                  Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

Transfer of Option                Prior to your death, only you may exercise
                                  this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan.
                                  If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

                                  Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

Retention Rights                  Your option or this Agreement do not give you
                                  the right to be retained by the Company (or any subsidiaries) in any capacity. The Company
                                  (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.

Shareholder Rights                You, or your estate or heirs, have no rights
                                  as a shareholder of the Company until a
                                  certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments                       In the event of a stock split, a stock
                                  dividend or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                  "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                  ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                                  TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES
                                  SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR
                                  OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE
                                  REGISTRATION THEREOF UNDER SUCH ACT OR AN
                                  OPINION OF COUNSEL, SATISFACTORY TO THE
                                  COMPANY AND ITS COUNSEL, THAT SUCH
                                  REGISTRATION IS NOT REQUIRED."

Applicable Law                    This Agreement will be interpreted and
                                  enforced under the laws of the State of
                                  California.

The Plan and Other                The text of the Plan is incorporated in this
                                  Agreement by reference.

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Agreements                        Certain capitalized terms used in this
                                  Agreement are defined in the Plan.

                                  This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.